UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2026

Chenghe Acquisition III Co.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42847	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Shenton Way
UIC Building #12-01
Singapore 068808
(Address of principal executive offices) (Zip Code)

(+65) 9851 8611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHECU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHEC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CHECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

Effective May 18, 2026, Ningrong Liu resigned from the Board of Directors (the “Board”) of Chenghe Acquisition III Co. (the “Company”). Mr. Liu’s decision to resign was not due to any disagreement with the Company.

Appointment of Director

On May 17, 2026, the Board appointed Zhong Li to serve as an independent director of the Company, effective as of May 18, 2026.

The appointment of Mr. Li fills the vacancy on the Board that was created as a result of the departure of Mr. Liu. Mr. Li has been designated as a Class II director of the Company and will serve in that class until the expiration of the term applicable to Class II directors and until his successor is duly elected and qualified. The Board also appointed Mr. Li to serve on each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Li brings over 20 years of experience at the nexus of finance, regulation, entrepreneurship and technology across Asia, the US, and Europe. He has deep expertise in asset management, fund distribution, compliance, and regulatory affairs, having served at the International Organization of Securities Commissions (“IOSCO”), the China Securities Regulatory Commission (“CSRC”), BlackRock, and Noah Holdings. He co-founded a fintech company (Totodi Technologies) and has extensive experience working with regulators and public markets. His background provides unique insight into cross-border investment frameworks, regulatory compliance, and strategic governance relevant to a SPAC structure.

Mr. Li will enter into an indemnification agreement in substantially the same form as the other non-employee directors of the Company. Mr. Li is not party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Li and any other person pursuant to which he was elected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition III Co.

Date: May 21, 2026	By:	/s/ Shibin Wang
Shibin Wang
Chief Executive Officer and Director

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